ALLIANCE ENTERTAINMENT CORP.


                       PREFERRED STOCK PURCHASE AGREEMENT


             422,500 Shares of Series A Convertible Preferred Stock
                         $0.01 Par Value Per Share


July 16, 1996


To the Purchasers (the "PURCHASERS")
named in Section 1.1 below

Dear Sirs:

     The undersigned, ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the Purchasers for cash 422,500 shares (the "SHARES") of its Series A Convertible Preferred Stock, par value $0.01 per share ("PREFERRED STOCK").

     The Shares will be issued pursuant to and subject to the terms and conditions of this Agreement (the terms "THIS AGREEMENT" or "PURCHASE AGREEMENT" as used herein or in any Exhibit or Schedule hereto shall mean this Agreement and the Exhibits and Schedules hereto individually and collectively as they may from time to time be modified or amended).

     As used in this Agreement, the following terms shall have the following meanings:

"BCI" shall mean BCI Growth IV, L.P.

"BTC" shall mean BT Capital Partners, Inc.

"BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"CERTIFICATE OF DESIGNATIONS" shall have the meaning provided in Section 1.1(b).

     "CLOSING DATE" shall mean the date of the closing of the purchase and sale of Shares pursuant to the terms and conditions of this Agreement.

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" shall mean the Company's Common Stock, par value $0.0001 per share.

"CONVERSION SHARES" shall mean shares of Common Stock issued or issuable upon conversion of Preferred Stock.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FULLY-DILUTED" shall mean taking into account all outstanding warrants and options to acquire Common Stock as though exercised, and all outstanding securities convertible into Common Stock (including without limitation the Preferred Stock) as though converted on the date of determination.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. "HSR ACT" shall mean the Hart-Scott Rodino Antitrust Improvements Act of 1976 or any successor law, together with the regulations and rules issued thereunder. "Inducement agreement" shall mean the Inducement Agreement substantially in the form of EXHIBIT C attached hereto, to be delivered pursuant to Section 3(e). "NYSE" shall mean the New York Stock Exchange. "PUBLIC OFFERING" shall mean any time a registration statement filed under the Securities Act respecting a primary offering of Common Stock (or securities convertible into, or exchangeable for, Common Stock or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

     "SEC" shall mean the Securities and Exchange Commission.
     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended. "STOCKHOLDERS AGREEMENT" shall mean the Restated Stockholders Agreement dated as of November 30, 1993, as amended, among the Company, BTC and the other stockholders of the Company parties thereto. "SUBSIDIARY" shall mean each corporation or other entity, if any, of which the Company or another Subsidiary shall own at least fifty percent (50%) of (x) the stock of any class having power under ordinary circumstances to vote for the election of directors or (y) the capital or equity, however named.

     In connection with the issuance of the Shares, the Company agrees with each of the Purchasers and the Purchasers severally agree with the Company as follows: Section 1. PURCHASE AND SALE OF SHARES. 1.1 PREFERRED STOCK. (a) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date, at a price of $100.00 per Share, the number of Shares of Preferred Stock set forth opposite such Purchaser's name below:Shares of Preferred Stock set forth opposite such Purchaser's name below:

Name and Address
of Purchaser                           Number of Shares

BT Capital Partners, Inc.              350,000
130 Liberty Street, 25th Floor
New York, New York  10006

BCI Growth IV, L.P.                    72,500
Glenpointe Centre West
Teaneck, New Jersey  07666-6883


     (b) The Preferred Stock shall be issued pursuant to a Certificate of Designations substantially in the form of EXHIBIT A hereto (the "CERTIFICATE OF DESIGNATIONS"), which shall be in effect on the Closing Date.

     1.2 PAYMENT OF PURCHASE PRICE FOR SHARES. The purchase price for the Shares shall be payable on the Closing Date, in cash by wire transfer of immediately available funds pursuant to the Company's written instructions.

     1.3 FINANCING FEE. The Company agrees to pay to BTC on the Closing Date a financing fee in the amount of $1,250,000.

     1.4 REGISTRATION RIGHTS. (a) The Company agrees to use best efforts to maintain with respect to the Conversion Shares and all other shares of Common Stock held by the Purchasers on the Closing Date an effective registration statement under the Securities Act and a current prospectus relating thereto, and effective registration statements or qualifications under the securities laws of each holder's state of residence, for a period of five (5) years after the date hereof. To the extent such registration statements or qualifications are not maintained in effect, the Purchasers and the Company shall have the rights and obligations set forth in EXHIBIT B attached hereto with respect to registrations of the Company's securities under the Securities Act. (b) The rights of a Purchaser under Sections 2 and 3 of EXHIBIT B shall cease to be exercisable after the later of (a) the fifth anniversary of the date of this Agreement, and (b) any date as of which the Purchasers have disposed of sharesof Common Stock constituting 80% of the Common Stock held by them (including Conversion Shares issuable upon conversion of the Shares held by them) on the date hereof (determined on a fully-diluted basis), in either case provided that the Company shall continue to comply with the public information requirements for the availability of Rule 144 with respect to subsequent sales by the Purchaser.

Section 2. REPRESENTATIONS OF THE COMPANY.

     In order to induce the Purchasers to purchase the Shares, the Company hereby represents and warrants to, and agrees with, the Purchasers and their respective successors, endorsees and assigns that:

     2.1 CERTIFICATE OF  DESIGNATIONS.  The Company has filed the Certificate of
Designations with the Secretary of State of the State of Delaware. The Certificate of Designations and the resolutions of the Company's Board of Directors contained therein are in full force and effect.

     2.2 ORGANIZATIONAL DOCUMENTS. The Company has delivered to the Purchasers an accurate and complete copy of (a) its Certificate of Incorporation and all amendments thereto, certified by the Secretary of State or other comparable authority of the jurisdiction of its incorporation, and (b) its By-laws and all amendments thereto, certified by its Secretary or Assistant Secretary.

     2.3 EXISTENCE AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where failure to so qualify or be in good standing as a foreign corporation could reasonably be expected to have a material adverse effect on its business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

     2.4 POWER AND AUTHORITY. The Company has all corporate power and authority necessary to own, operate or lease its properties and assets and to conduct its business as now conducted by it. The Company has all corporate power and authority necessary to issue the Shares, and to execute, deliver, and perform its obligations under this Agreement (including without limitation EXHIBIT B hereto) and the Shares (collectively, the "TRANSACTION DOCUMENTS").

     2.5 CORPORATE ACTION. The Company has taken all corporate action required to authorize the issuance of the Shares and the execution, delivery and performance of the Transaction Documents.

     2.6 DUE EXECUTION AND DELIVERY. The Company has duly executed and delivered each of the Transaction Documents. The certificates representing the Shares have been duly and properly authorized, executed and delivered.

     2.7 CONSENTS; GOVERNMENTAL APPROVALS. No consent or approval of any person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by or on behalf of the Company in connection with the offer, issuance and sale of the Shares, the execution, delivery or performance of any of the Transaction Documents or the completion of the transactions contemplated thereby, except for (a) the approval of the Board of Directors of the Company, (b) the filing of the Certificate of Designations in the State of Delaware, (c) filings with the SEC, the NYSE and under state securities laws that may be required, (d) filings under the HSR Act contemplated by Section 4.6, and (e) approval of the stockholders of the Company contemplated by Section 4.7; in the cases of (a) and (b) above, each of which shall have been obtained or made prior to or simultaneously with the closing of the sale of Shares on the Closing Date.

     2.8 BINDING EFFECT. Each of the Transaction Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies. The terms of the Certificate of Designations applicable to the Preferred Stock are legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies.

     2.9 ABSENCE OF CONFLICTS. The issuance of the Shares and the execution, delivery and performance of the Transaction Documents by the Company do not and will not (a) conflict with or violate any provision of the Restated Certificate of Incorporation or By-laws of the Company, (b) conflict with or result in a violation, breach or default by the Company under (i) any provision of any existing statute, law, rule or regulation binding on it or any order, judgment, award, decree, license or authorization of any court or governmental instrumentality, authority, bureau or agency binding on it, or (ii) any material provision of any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which it is a party or will be a party immediately after the Closing, or by which or to which it or any of its property or assets is now or immediately after the Closing will be bound or subject, or (c) result in the creation or imposition of any lien, encumbrance or other charge on any of its properties or assets.

     2.10 NO DEFAULTS. None of the Company or its Subsidiaries is, or immediately after the Closing will be, in default under or in violation of (a) its Certificate of Incorporation or By-laws, (b) any agreement or instrument to which it is a party relating to its indebtedness for borrowed money, (c) any other agreement or instrument to which it is a party, (d) any statute, rule, writ, injunction, judgment, decree, order or regulation of any court or governmental authority having jurisdiction over it, or (e) any license, permit, certification or approval requirement of any customer, supplier, governmental authority or other person, in the case of (c), (d) or (e) above, in any way that could reasonably be expected to have a material adverse effect on the present or prospective business, operations, prospects, properties, assets or condition (financial or otherwise) of such corporation, or the Company's ability to perform its obligations under any of the Transaction Documents.

     2.11 CAPITALIZATION AND STOCKHOLDERS. The entire authorized, issued and outstanding capital stock of the Company was as set forth in the SEC Documents, on and as of the dates indicated therein. Immediately after the Closing, all outstanding shares will be duly and validly issued and outstanding and fully-paid and non-assessable. Immediately after the Closing, except as described in the SEC Documents and other public announcements by the Company, and except for the Shares, there will be no options, warrants or other rights outstanding or proposed involving the issuance of any additional shares of capital stock of the Company, and except for this Agreement and the Stockholders Agreement there will be no agreements or other instruments providing registration rights to stockholders or holders of other securities of the Company.

     2.12 SEC DOCUMENTS. (a) The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC. The Company has delivered or made available to the Purchasers true and complete copies of (i) its annual reports on Form 10-K and quarterly reports on Form 10-Q for its 1994 and 1995 fiscal years, (ii) proxy statements, information and solicitation materials filed by the Company with the SEC since January 1, 1994, and (iii) each other report, registration statement, proxy statement and other document filed with the SEC since the filing of its most recent Form 10-K (all of the foregoing, collectively, the "SEC DOCUMENTS"). The Company has not provided to the Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. (b) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.13 FINANCIAL STATEMENTS. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     2.14 NO MATERIAL ADVERSE CHANGE. Since March 31, 1996, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, there has been no material adverse change in the businesses, properties, prospects, operations or financial condition of the Company and its Subsidiaries, except as otherwise disclosed or reflected in other SEC Documents, or otherwise disclosed in writing to the Purchasers on or before the Closing Date.

     2.15 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries, or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company and which has not been so publicly disclosed or announced, or otherwise disclosed in writing to the Purchasers on or before the Closing Date.

     2.16 NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

     2.17 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act.

     2.18 BROKERS. The Company represents and warrants that it has employed no brokers, agents or finders in carrying on the negotiations relating to this Agreement or to the transactions herein contemplated.

     2.19 UNTRUE OR MISLEADING STATEMENTS. Neither this Agreement nor any other Transaction Document or other agreement, certificate, instrument or written statement furnished by or on behalf of the Company or, to the best of the Company's knowledge, by any other person, firm or corporation, to the Purchasers in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

     Section 3. CONDITIONS PRECEDENT. The obligation of each Purchaser to purchase Shares hereunder on the Closing Date shall be subject to the satisfaction of each of the following conditions precedent on the Closing Date:

     (a) REPRESENTATIONS. All representations and warranties made in this Agreement and in any other agreement, certificate or instrument furnished to the Purchasers in connection herewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of Shares.

     (b) OFFICER'S CERTIFICATE. The Company shall deliver to the Purchasers a certificate of its President or Executive Vice President dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel, certifying the satisfaction of the conditions in Sections 3(a).

     (c) NO MATERIAL ADVERSE CHANGE. The Purchasers shall be satisfied that no event, circumstance or condition shall have occurred and be continuing that could reasonably be expected to have a material adverse effect on the Company's business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

     (d) SUSPENSION OF TRADING. Trading in the Company's Common Stock shall not have been suspended by the SEC or any exchange on which it is listed for trading (except for any suspension of trading of limited duration agreed to by the Company solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by such exchange(s) shall not have been suspended or limited.

     (e) INDUCEMENT AGREEMENT. Joseph J. Bianco shall have executed and delivered to the Purchaser the Inducement Agreement, substantially in the form of EXHIBIT C attached hereto.

     (f) SENIOR DEBT AMENDMENTS. The Third Amended and Restated Credit Agreement and Guaranty dated as of July 25, 1995 among the Company, The Chase Manhattan Bank, N.A., as agent, and the banks parties thereto shall have been amended, in form and substance satisfactory to the Purchasers, among other things, (i) to provide in effect that proceeds of the sale of Shares will not be used to reduce term loans outstanding thereunder, and (ii) to revise the financial covenants therein so that certain restructuring charges taken or to be taken by the Company will not breach such covenants.

     (g) VOTING AGREEMENT. The parties thereto shall have executed and delivered to the Purchasers a Voting Agreement substantially in the forms of EXHIBIT D attached hereto.

     (h) LEGAL OPINIONS. The Company shall have delivered to the Purchasers the executed legal opinions of Messrs. Cahill Gordon & Reindel and Elliot Newman, Esq., counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel.

     (i) FAIRNESS OPINION. The Company shall have received, and shall have delivered to the Purchasers a copy of, the opinion of Tucker Anthony Incorporated as to the fairness of the transactions contemplated hereby, in form and substance reasonably satisfactory to the Purchasers.

     (j) FEES. The Purchasers (or their agents) shall have received the fees and other amounts payable on the Closing Date referred to in Sections 1.3 and 10.5.

     (k) ADDITIONAL DOCUMENTS. Each Purchaser shall have received all such agreements, documents, instruments, approvals, certificates, legal opinions and information as such Purchaser shall reasonably request in connection with this Agreement, the Shares and the transactions herein and therein contemplated, all of which shall be in form and substance reasonably satisfactory to the Purchasers and their counsel.

     (l) ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Purchasers.

Section 4. COVENANTS.  The Company  covenants and agrees that:

     4.1 REGISTRATION AND LISTING. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under such Acts. The Company will take all action within its power to continue the listing or trading of its Common Stock on the NYSE and will comply in all respect with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange.

     4.2 FINANCIAL STATEMENTS AND INFORMATION. The Company will furnish or cause to be furnished to each of the Purchasers the following financial statements and information: 4.2.1 All reports and other written communications delivered by the Company to its stockholders as such, and all registration statements (when available to the public) and periodic reports filed by the Company or any officer or director thereof with the SEC or any securities exchange, pursuant to the Securities Act, the Exchange Act, or the rules of such securities exchange.
4.2.2  With  reasonable  promptness,  (a) all  financial  statements  or reports
(including comment letters to management) furnished to the Company by its independent certified public accountants, and (b) all press releases other than press releases dealing with the sale of its products in the usual and ordinary course of its business. 4.2.3 Such information as any Purchaser shall reasonably require in order to furnish reports to the Small Business Administration or any other governmental authority.

     4.3 USE OF PROCEEDS. The Company will use the proceeds received from the sales of Shares (a) to fund the purchase of catalog and other proprietary rights, (b) for general corporate purposes, and (c) to fund the legal and other reasonable expenses of the transactions contemplated by this Agreement and all other agreements delivered in connection herewith and therewith.

     4.4 REPRESENTATIVES OF PURCHASERS. The Company will (a) use best efforts to cause to be elected to the Boards of Directors of the Company and (if so requested) each Subsidiary two (2) directors designated by BTC, and shall take no action that would diminish the prospects of such directors being elected; (b) at the option of BTC, in lieu of directors appointed by BTC, permit up to two non-voting representatives of BTC to attend all meetings of the Boards of Directors of the Company and its Subsidiaries; (c) permit one non-voting representative of BCI to attend all meetings of the Boards of Directors of the Company and its Subsidiaries; (d) provide to such directors or representatives all notices, documents and information furnished to the directors or stockholders of the Company and its Subsidiaries, at the same time as furnished to such directors or stockholders; (e) use best efforts to notify such directors or representatives of and permit such directors or representatives to participate by telephone in emergency meetings of the Boards and the stockholders, and to provide such directors or representatives copies of the minutes of all such meetings promptly after they are held; and (f) in connection with attendance at meetings of the Boards of Directors, committees thereof and of the stockholders of the Company and its Subsidiaries by each of the directors designated by BTC and the representative designated by BCI, (i) provide to BTC expense reimbursements, compensation and other benefits on terms at least as favorable as those paid or provided to each other outside director, and (ii) pay the reasonable expenses of the representative designated by BCI.

     4.5 COMPLIANCE WITH APPLICABLE LAW. The Company will comply, and cause each Subsidiary to comply, with each statute, law, rule, regulation, order or other governmental requirement, noncompliance with which (in any one (1) instance or in the aggregate) is likely to materially adversely affect (a) the business, operations, property or financial condition of the Company or such Subsidiary, or (b) the Company's ability to perform its obligations to the Purchasers.

     4.6 PRE-MERGER NOTIFICATION ACT COMPLIANCE. If in connection with any proposed conversion of Preferred Stock the Company or a Purchaser determines that a filing is required under the HSR Act, as promptly as practicable after notification of the proposed conversion is received the Company will make all such filings required by the HSR Act to be made in order to complete the proposed conversion. The Purchasers will cooperate with the Company to the extent reasonably necessary to complete such filings. The Company will pay all filing fees required in connection with such filings. The issuance of Conversion Shares resulting from such conversion may be delayed until two (2) days after the expiration of the applicable waiting period following such filing(s).

     4.7 STOCKHOLDER APPROVAL. The Company shall exert best efforts as promptly as practicable after the date hereof to obtain the stockholders' approval and authorization of the issuance of Common Stock upon conversion of the Preferred Stock, all in accordance with the terms of the Certificate of Designations, and all to the extent necessary to satisfy the requirements of Rule 312.03 of the New York Stock Exchange Listed Company Manual, as applied to the issuance of Common Stock upon conversion of the Preferred Stock.

     4.8 FURTHER ASSURANCES. The Company will execute and deliver or cause to be executed and delivered such further instruments and do or cause to be done such further acts as may be reasonably necessary to carry out its obligations under this Agreement.

    Section 5. CONSENTS. Any provision in this Agreement to the contrary notwithstanding, with the written consents of Purchasers holding a majority of the outstanding Preferred Stock, or after the Preferred Stock has been redeemed or converted in full a majority of the Conversion Shares then held by all Purchasers, the Company may be relieved from the effect of any default hereunder or from compliance with any covenant, agreement or undertaking contained herein or in any instrument executed and delivered as herein provided, EXCEPT the provisions of the Company's Restated Certificate of Incorporation and the Certificate of Designations relating to the Shares.

Section 6.  INVESTMENT REPRESENTATION.

     6.1 SECURITIES ACT. Each Purchaser acknowledges that (a) the Shares being acquired by such Purchaser are not being registered under the Securities Act on the ground that the issuance thereof is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, and (b) the Company's reliance on such exemption is predicated in part on the representation hereby made to the Company by such Purchaser that it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and is acquiring its Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. None of the Purchasers is aware of any particular occasion, event or circumstance upon the occurrence or happening of which it intends to dispose of its Shares.

     6.2 RESALES. None of the Purchasers will sell or transfer all or any part of its Shares unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of Eaton & Van Winkle, or other counsel skilled in securities matters (selected by such Purchaser and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Securities Act, or (ii) an interpretive letter from the staff of the SEC to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act, in either case accompanied by evidence that such transfer will be in compliance with applicable state securities ("blue sky") laws; PROVIDED, HOWEVER, that the foregoing shall not apply with respect to (1) any transfer pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 thereunder, or (2) any transfers between a Purchaser and any institutional affiliate of such Purchaser for its own account.

    6.3 LEGENDS. The Company may place appropriate legends on the certificates for the Shares and Conversion Shares concerning the restrictions set forth in this Section 6 and may refuse to transfer any of the Shares or Conversion Shares on its books should the holder thereof attempt to transfer any of them otherwise than in compliance herewith and therewith. The Company agrees to reissue certificates representing the Shares or, if applicable, the Conversion Shares without the legend provided for above at such time as (i) the holder thereof is permitted to dispose of such Shares or Conversion Shares pursuant to Rule 144(k) under the Securities Act, (ii) the Shares or Conversion Shares are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such Shares or Conversion Shares publicly without registration under the Securities Act, or (iii) such securities are registered under the Securities Act.

     Section 7. TRANSFERS.  Subject only to compliance with the  requirements of
Section 6.2, each Purchaser shall be entitled to assign and transfer all or any part of its Shares or Conversion Shares, or any interest or participation therein, and its related rights under this Agreement; and upon the assignment or transfer by such Purchaser of all or any part of its Shares or Conversion Shares or its interest therein (except in a Public Offering, or a sale pursuant to Rule 144 thereunder), the term "Purchaser" as used herein shall thereafter include, to the extent of the interest so assigned or transferred, the assignee or transferee of such interest. Notwithstanding the foregoing, (a) Shares shall not be transferred to a competitor of the Company without the prior consent of the Company's Board of Directors, and (b) except for sales on the NYSE or otherwise made in the open market, or pursuant to a Public Offering, the Purchasers shall not sell or transfer Shares to any transferee unless such transferee has been approved by the Company, such approval not to be unreasonably withheld or delayed.

     Section 8. EFFECTIVENESS OF AGREEMENT. The covenants contained in this Agreement shall continue in full force and effect with respect to the Purchasers until all Shares of Preferred Stock have been redeemed (and the redemption price therefor paid in full) or have been converted, and all Conversion Shares have been sold by the Purchasers in a Public Offering or pursuant to Rule 144, except that (i) the covenants contained in Section 1.4 shall terminate as provided in
Section 1.4(b), and (ii) the covenants contained in Sections 4.2.2 and 4.4 shall terminate at such time as the total number of shares of Common Stock held by the Purchasers, on a fully-diluted basis, do not exceed 2,900,000.

Section 9. JUDICIAL  PROCEEDINGS.

     9.1 The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or any of the Shares or Conversion Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     9.2 The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.1 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

     9.3 The Company consents to service of process in any suit, action or proceeding of the nature referred to in Section 9.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to Section 10.1 Such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

     9.4 Nothing in this Section 9 shall affect the right of any of the Purchasers to serve process in any manner permitted by law, or limit any right that any of the Purchasers may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one (1) jurisdiction in any other jurisdiction.

     9.5 THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE NOW OR HEREAFTER TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SHARES OR THE CONVERSION SHARES.

     9.6 Upon breach or default by the Company with respect to any obligation hereunder, under the Shares or the Conversion Shares, the Purchasers (or their agents) shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law. Section

10.  MISCELLANEOUS.

     10.1 NOTICES. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, five
(5) days after deposited in the mails, registered or certified with postage prepaid, addressed to the Company at 110 East 59th Street, New York, New York 10022 Attention: President, with a copy to the counsel for the Company, Elliot Newman, Esq., 1401 University Drive, Suite 305, Coral Springs, Florida 33071, and to the Purchasers at their respective addresses set forth in Section 1 of this Agreement, or to such other address as any of them shall specify in writing to the others. The Company shall maintain registers of the holders of the Shares and the Conversion Shares which shall contain the last address specified as provided in the preceding sentence. No other method of giving notice is hereby precluded. Upon reasonable request of any Purchaser, the Company will deliver to such Purchaser, at the Company's expense, additional copies of all financial statements, information and the like required hereunder.

     10.2 CUMULATIVE REMEDIES, ETC. No failure or delay on the part of any of the Purchasers in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Purchasers, or any of them, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Purchasers, or any of them, would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers, or any of them, to take any other or further action in any circumstances without notice or demand.

     10.3 NO ORAL CHANGES; ASSIGNMENT; SURVIVAL OF REPRESENTATIONS. This Agreement may not be changed or terminated orally. This Agreement shall be binding upon the Company and the Purchasers and their successors and assigns. The Company shall not make any assignment of its rights under this Agreement or subject this Agreement or its rights hereunder to any lien or security interest of any kind whatsoever; and any such assignment, lien or security interest shall be absolutely void and unenforceable as against the Purchasers. All agreements, representations and warranties made herein or in writing otherwise in connection herewith shall survive the issuance of the Shares.

     10.4 SEVERAL OBLIGATIONS. The Purchasers shall not be jointly obligated hereunder; their obligations are several. The sales of Shares to the Purchasers shall be deemed separate sales to each Purchaser.

     10.5 EXPENSES. The Company agrees to pay and save the Purchasers harmless against liability for the payment of all out-of-pocket expenses arising in connection with the negotiation, preparation, execution, delivery and enforcement of, and any amendment, supplement or modification to, or waiver of any provision of, this Agreement or the Shares, and the reasonable fees and disbursements of Messrs. Eaton & Van Winkle, such fees and disbursements in respect of such preparation, execution and delivery to be paid by the Company on the Closing Date. Such other expenses shall be paid promptly by the Company as and when payment thereof is requested by the Purchasers. The obligations provided for in this Section 10.5 shall survive any termination of this Agreement.

     10.6 INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Purchaser, its subsidiaries, directors, officers and employees, to the maximum extent permitted by law, from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this

Agreement, the Shares, the transactions contemplated hereby or thereby or in connection herewith or therewith, and all action or failures to act and the transactions contemplated thereby, including (to the maximum extent permitted by law) any liability arising under Federal or state securities laws, except to the extent such liability shall result from any act or omission on such Purchaser's part constituting willful misconduct or gross negligence or the inaccuracy of representations in Section 6. The obligations of the Company under this Section
10.6 shall survive and continue to be in full force and effect notwithstanding the Shares not having been purchased, the redemption of the Shares or the termination of this Agreement.

     10.7 PUBLICITY. Each party to this Agreement agrees not to disclose the name of the other in any press release or other public disclosure, or in any proxy statements, prospectus or other, similar materials filings with any governmental entity, unless, in each such case, the other party first has reviewed and approved such usage, with such review and approval not to be unreasonably delayed or withheld.

     10.8 GOVERNING LAW. This Agreement and the other agreements and instruments executed as provided herein, and the rights and obligations of the parties hereunder and thereunder, shall be construed and interpreted in accordance with and governed by the laws of the State of New York.

     10.9 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

     10.11 CAPTIONS; GENDER. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning, construction or interpretation of any of the provisions hereof. The use of the neuter form of a pronoun shall be deemed, where appropriate, to include the masculine and feminine forms of such pronoun. If you are in agreement with the foregoing, please sign in the space provided below.


                                       ALLIANCE ENTERTAINMENT CORP.

                                       By: /s/Joseph J. Bianco
                                          -------------------------
                                           Title:


The foregoing is hereby accepted
and agreed to as of the date
first above written.

PURCHASERS:

BT CAPITAL PARTNERS, INC.


By:/s/Robert Marakovits
   ----------------------
   Title:

BCI GROWTH IV, L.P.


By:/s/Stephen Eley
   ----------------------
    General Partner
    Managing Member

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                          ALLIANCE ENTERTAINMENT CORP.


     Pursuant  to  Section  151 of the  Delaware  General  Corporation  Law (the
"GCL"),    ALLIANCE   ENTERTAINMENT   CORP.,   a   Delaware   corporation   (the
"Corporation"), certifies as follows:

     FIRST: Under the authority contained in Article FOURTH of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has classified an aggregate of eight hundred eighty-six thousand two hundred and forty (886,240) shares of the authorized but unissued shares of Preferred Stock of the Corporation into a series which shall be designated Series A Convertible Preferred Stock.

     SECOND: The following resolution was adopted by the Board of Directors on July 1, 1996 and such resolution has not been modified and is in full force and effect on the date hereof:

     RESOLVED, that the Board of Directors hereby creates, from the authorized but unissued shares of Preferred Stock of the Corporation, a series of Series A Convertible Preferred Stock, par value 0.01 per share (the "Preferred Stock"), and hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, as follows:

Section 1. PREFERRED STOCK DIVIDENDS.

     1.1 GENERAL DIVIDEND OBLIGATION. When, as and if declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of record of the Preferred Stock, out of the assets of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware, preferential dividends at the times and in the amounts provided for in this
Section 1.

     1.2 PAYMENTS OF DIVIDENDS; PAYMENTS IN ADDITIONAL SHARES. (a) When declared by the Board of Directors of the Corporation, dividends on the Preferred Stock shall be payable on whole shares of Preferred Stock on each Dividend Payment Date (capitalized terms not otherwise defined herein being used in this Certificate of Designations with the definitions set forth in Section 11). (b) Dividends shall be paid only in additional whole shares of Preferred Stock, having a Liquidation Value (exclusive of any accrued unpaid dividends) equal in amount to the dividends payable, by mailing certificates for such shares to each holder of record of Preferred Stock at such holder's address as it appears on the Corporation's stock register at least five days prior to the due date of each dividend or otherwise delivering such shares so as to be received by such holder on the due date of such dividend. If any portion of a dividend would result in the issuance of a fraction of a share of Preferred Stock, such fraction shall be carried forward and accumulated with other fractions and shall be paid on a subsequent Dividend Payment Date when such accumulated fractions equal at least one whole share of Preferred Stock. (c) If at any time dividends on the outstanding Preferred Stock at the rate set forth herein shall not have been fully paid or declared and set aside for payment, no dividends or other distributions shall be declared or paid upon or set apart for payment on the shares of any other class of Junior Securities.

     1.3 CALCULATION OF DIVIDENDS. Dividends on each share of Preferred Stock shall be calculated cumulatively at the rate and in the manner prescribed herein from and including the date of issuance of such share of Preferred Stock, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends are calculated or become payable or at any other time) profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends. For purposes of this Section 1.3, the date on which the Corporation shall initially issue any share of Preferred Stock shall be deemed to be its "DATE OF ISSUANCE" regardless of the number of times transfer of such share of Preferred Stock shall be made on the stock register maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock (whether by reason of transfer of such share or for any other reason).

     1.4 DIVIDEND RATES. Dividends shall be cumulative, and shall accrue on a daily basis on each Outstanding share of Preferred Stock at the rate per annum (computed on the basis of a 360-day year having twelve thirty-day months) of seven and seven-eighths percent (7-7/8) of the Liquidation Value of each share of Preferred Stock. To the extent not paid, on a Dividend Payment Date all unpaid dividends accrued on each share of Preferred Stock Outstanding during such quarter (or from and including the original date of issuance of such share in the case of the initial quarter-end after the date of issuance) shall be added to the Liquidation Value of such share and shall remain a part thereof until such dividends are paid.

     Section 2. LIQUIDATION PREFERENCES. Subject to the holders' conversion rights provided below herein, upon any liquidation (complete or partial), dissolution or winding up of the Corporation, or any similar distribution of its assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities of the Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to the sum of (i) the aggregate Liquidation Value of all shares of Preferred Stock then Outstanding, plus (ii) all accrued unpaid dividends on such shares, and shall not be entitled to any further payment. Written notice of such liquidation, dissolution, winding up or other distribution of assets, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed by certified or registered mail, return receipt requested, not less than 60 days prior to the payment date stated therein, to each record holder of any share of Preferred Stock entitled thereto at the address for such record holder shown on the Corporation's records. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution, winding up or similar distribution of the Corporation within the meaning of any of the provisions of this Section 2.

Section 3. REDEMPTIONS OF PREFERRED STOCK.

     3.1 REDEMPTION PRICE. For each share of Preferred Stock which is to be redeemed by the Corporation at any time and for any reason in a redemption pursuant to this Section 3, the Corporation shall be obligated on the Redemption Date, regardless of whether the Corporation shall be able or legally permitted to make such payment on the Redemption Date, to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock duly endorsed in blank or accompanied by an appropriate form of assignment) the Redemption Price for such share of Preferred Stock, payable in cash.

     3.2 REDEEMED OR OTHERWISE ACQUIRED SHARES NOT TO BE REISSUED. Any shares of Preferred Stock redeemed pursuant to this Section 3 or otherwise acquired by the Corporation shall not be reissued, sold or transferred by the Corporation and shall be retired.

     3.3 DETERMINATION OF NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of shares of Preferred Stock to be redeemed from each holder thereof in each redemption under this Section 3 shall be determined by multiplying the total number of shares of Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Preferred Stock then Outstanding, rounded if the result is fractional to the nearest whole number of shares.

     3.4 OPTIONAL REDEMPTION BY CORPORATION BASED ON MARKET PRICE. (a) The Preferred Stock may be redeemed in whole (but not in part), at the Redemption Price, at the Corporation's option at any time after the third (3rd) anniversary of the date of original issuance of the Preferred Stock, on at least 30 days' notice;

     PROVIDED, HOWEVER, that the Corporation may not exercise such right of redemption unless (i) the Market Price of the Common Stock as reported in the Wall Street Journal for 20 out of any consecutive 30 trading days prior to the notice of redemption delivered pursuant to Section 3.8 shall exceed eleven dollars (11.00) per share (subject to adjustment for stock dividends, stock splits and reverse stock splits), and (ii) the shares issuable upon conversion of the Preferred Stock are registered for resale by an effective registration statement under the Securities Act or otherwise may be sold under Rule 144(k) under the Securities Act and the Corporation's transfer agent has accepted an instruction from the Corporation to that effect.

     (b) If at the Redemption Date the registration conditions specified in clause (ii) of Section 3.4(a) shall not be satisfied, then no shares shall be redeemed and the notice of redemption shall be deemed to be withdrawn. In such event, any notice of conversion given by a holder of Preferred Stock after the redemption notice was given shall be deemed to be withdrawn, and any certificates for Preferred Stock which have been surrendered for conversion or redemption shall be returned to the persons surrendering the same; provided, however, that if a holder shall have received shares of Common Stock upon conversion of Preferred Stock after the redemption notice was given but before the Redemption Date, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Corporation.

     (c) The Corporation's redemption rights under this Section 3.4 shall terminate as to any shares of Preferred Stock upon the holder's delivery of a Conversion Notice pursuant to Section 4.1(c) with respect to such shares.

     3.5 OPTIONAL REDEMPTION BY CORPORATION BASED ON OTHER VALUATION. (a) The Preferred Stock may be redeemed in whole (but not in part), at the Redemption Price (as determined pursuant to this Section 3.5), at the Corporation's option at any time after the third (3rd) anniversary of the date of original issuance of the Preferred Stock, upon written notice to the holders thereof, if as of the end of the most recent complete fiscal quarter ended prior to such notice of redemption (the "VALUATION DATE"), the amount equal to (i) the sum of (A) the Corporation's EBITDA for the four fiscal quarters ended on the Valuation Date, multiplied by ten (10), plus (B) without duplication, the cash, if any, that would be deemed received by the Corporation in connection with Options and Convertible Securities deemed exercised or converted pursuant to (ii) following, minus (C) the sum of the Corporation's Long- Term Debt on the Valuation Date, DIVIDED BY (ii) the number of shares of its Common Stock outstanding on the Valuation Date, determined on a fully-diluted basis in accordance with generally-accepted accounting principles for financial reporting purposes (the so-called "treasury method" of accounting for shares), including without limitation Common Stock issuable upon conversion of Preferred Stock if and to the extent that Preferred Stock is not treated as Long-Term Debt, as defined below, is greater than eleven dollars (11.00). Notice of any such redemption shall be given concurrently with the delivery of the Corporation's financial statements for the fiscal quarter ending on the

  Valuation Date, and shall specify a redemption date not less than 10 nor more than 30 days after the date of such notice. The Redemption Price for each holder's shares of Preferred Stock redeemed pursuant to this Section 3.5 shall be the amount which, on receipt by the holder, will cause the holder to realize an Internal Rate of Return of thirty-five percent (35) with respect to its investment in such shares. (b) As used in this Certificate of Designations:
"CONSOLIDATED INTEREST EXPENSE" means (without duplication), for any period, the sum of: (i) the interest expense of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; (ii) all fees, commissions, discounts and other charges of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with interest hedging obligations; (iii) amortization or write-off of debt discount and deferred financing costs (other than deferred financing costs incurred on or prior to the Closing Date) in connection with any Long Term Debt of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and
(iv) interest capitalized by the Corporation and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP. "CONSOLIDATED NET INCOME" means, with respect to any period, the aggregate net income for such period, on a consolidated basis, determined in accordance with GAAP ("NET INCOME"), of the Corporation and its Subsidiaries; provided, however, that (i) the Net Income (if positive) of any person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Corporation or a Subsidiary by such person during such period, (ii) the Net Income (if positive) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) extraordinary gains, losses and non-cash restructuring charges shall be excluded, (iv) the Net Income (if positive) of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the time of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (v) net after tax gains (but not net after tax losses) from sales of assets other than current assets or from the disposition of any property or assets other than in the ordinary course of business shall be excluded, (vi) any after tax gains (but not losses) from currency exchange transactions not in the ordinary course of business consistent with past practice shall be excluded, and (vii) the cumulative effect of any change in accounting principles shall be excluded.

"EBITDA" shall mean, with respect to any period, Consolidated Net Income of the Corporation for such period plus, in each case to the extent deducted in computing such Consolidated Net Income, the sum of (without duplication) (i) Consolidated Interest Expense for such period, (ii) the provision for taxes based on net income of the Corporation and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, and (iii) the depreciation and amortization expense of such the Corporation and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. "INTERNAL RATE OF RETURN" means the annual rate (assuming quarterly compounding) which if used to discount to present value the payments in cash or cash equivalents made or received by the holder of Preferred Stock, during the period from the date of calculation back to the initial issuance of such shares, would cause the net present value (on such date) of such investment to equal zero (0). In calculating an Internal Rate of Return: (A) each payment received in cash or cash equivalents by a holder (or its predecessors in interest) of shares attributable to such shares or any sale thereof for cash shall be treated as a cash inflow with a positive value, and each cash disbursement made by the holder (or its predecessors in interest) directly attributable to such shares shall be treated as a cash outflow with a negative value; (B) each such payment or disbursement shall be discounted from the date actually made to the date of the holder's initial investment in shares; and (C) indemnity payments, financing fees (including without limitation the One Million two hundred and fifty thousand dollar (1,250,000) fee paid to BT Capital Partners, Inc. in connection with the original issuance of Preferred Stock) and payments in reimbursement of out-of-pocket expenses received by the holders of shares shall not be treated as cash inflows and therefore shall be disregarded. "LONG-TERM DEBT" shall mean (without duplication) (A) all indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of indebtedness, all obligations for the deferred and unpaid purchase price of any property, service or business (other than trade accounts payable and accrued liabilities incurred in the ordinary course of business and constituting current liabilities), (B) all capitalized lease obligations, (C) letters of credit and all obligations of relating thereto, (D) all obligations in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates, and (E) all Preferred Stock (and convertible preferred stock of any other class) if and so long as the Market Price of Common Stock is less than the Conversion Price (or conversion price of any such other class of convertible preferred stock) from time to time in effect; in each case determined on a consolidated basis in accordance with GAAP. (c) The Corporation's redemption rights under this Section
3.5 shall terminate as to any shares of Preferred Stock upon the holder's delivery of a Conversion Notice pursuant to Section 4.1(c) with respect to such shares.

     3.6 REDEMPTION UPON CORPORATE CHANGE. (a) At any time after the Preferred Stock has become convertible by the holders thereof in accordance with Section 4.1(a), if a Corporate Change is to occur and the holders of Preferred Stock refuse to provide the vote or written consent required to authorize such Corporate Change pursuant to Section 9(c), the Corporation may redeem all of the Outstanding Preferred Stock immediately prior to the consummation of such Corporate Change. Written notice of any impending Corporate Change, and the substance and intended date of consummation thereof, shall be mailed by certified or registered mail, return receipt requested, not more than sixty (60) nor less than ten (10) days prior to the date of consummation thereof, to each record holder of shares of Preferred Stock at the address for such record holder shown on the Corporation's records. The Corporation's redemption rights under this Section 3.6 shall terminate as to any shares of Preferred Stock upon the holder's delivery of a Conversion Notice pursuant to Section 4.1(c) with respect to such shares. (b) "CORPORATE CHANGE" means (i) the sale, exchange or transfer of all or substantially all of the Corporation's assets, or (ii) any transaction or series of related transactions in which one (1) or more persons (other than a holder of Preferred Stock or an affiliate thereof) shall directly or indirectly acquire ownership of or control over capital stock (not including shares held or controlled by them on the date of original issuance of the Preferred Stock) of the Corporation (or securities exchangeable for or convertible into such stock) entitled to elect fifty percent (50) or more of the Corporation's Board of Directors and representing at least fifty percent (50) of the number of shares of Common Stock Outstanding. (c) If a Corporate Change is proposed to occur, and either (i) the Preferred Stock has not yet become convertible by the holders thereof in accordance with Section 4.1(a), or (ii) and the Corporation would be prevented from fulfilling its redemption obligations under this Section 3.6 by any agreement to which it is a party with respect to its indebtedness for borrowed money, then the Corporation shall not be entitled to redeem shares of Preferred Stock pursuant to Section 3.6(a), and the Corporation shall not permit the occurrence of such Corporate Change without the vote or approval of holders of Preferred Stock required pursuant to Section 9(c).

     3.7 MANDATORY  REDEMPTION BASED ON FAILURE OF STOCKHOLDERS VOTE.

     (a) In the event that the Preferred Stock has not become convertible in accordance with Section 4.1(a) on or before July 26, 2005, then at any time after such date (i) any holder of shares of Preferred Stock may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder, at the Redemption Price (as determined pursuant to this Section 3.7), upon written notice to the Corporation requesting such redemption, or (ii) the Corporation may, at its option, redeem the Preferred Stock then Outstanding in whole (but not in part), at the Redemption Price (as determined pursuant to this Section 3.7), upon written notice to the holders thereof. Notice of any such election by the Corporation to redeem shall specify a redemption date not less than 10 nor more than 30 days after the date of such notice. (b) The Redemption Price for each holder's shares of Preferred Stock redeemed pursuant to this
Section 3.7 shall be the LESSER of
date not less than 10 nor more than 30 days after the date of such notice.

     (b) The Redemption Price for each holder's shares of Preferred Stock redeemed pursuant to this Section 3.7 shall be the LESSER of (i) the amount which, on receipt by the holder, will cause the holder to realize an Internal Rate of Return of thirty-five percent (35) with respect to its investment in such shares being redeemed, and (ii) seventy-five percent (75) of the Corporation's cumulative EBITDA, for the period from the date of original issuance of the Preferred Stock to the date of such redemption, multiplied by a fraction, the numerator of which is the number of shares of Preferred Stock to be redeemed from such holder and the denominator of which is the aggregate number of shares of Preferred Stock issued by the Corporation, PROVIDED THAT the Redemption Price per share of Preferred Stock calculated pursuant to this paragraph (ii) shall in no event be less than the Liquidation Value thereof.

     3.8 REDEMPTIONS OR PURCHASE BY CORPORATION'S DESIGNEE(S). In lieu of any redemption of Preferred Stock bythe Corporation permitted hereunder, the Corporation may designate one or more purchasers who shall be entitled to purchase the Preferred Stock from the holders thereof at the applicable Redemption Price. Any such designee(s) shall have the rights and obligations of the Corporation specified herein with respect to the redemption of such shares.

     3.9 NOTICE OF REDEMPTION. Except as otherwise expressly provided herein, notice of any redemption of Preferred Stock, specifying the time and place of redemption, the Redemption Price (in the case of a redemption under Section 3.5 or 3.7, showing the computation thereof in reasonable detail) and the Section and paragraph pursuant to which such redemption is being made, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's records, not more than sixty (60) nor less than thirty (30) days (ten (10) days, in the case of a redemption pursuant to
Section 3.6) prior to the date on which such redemption is to be made. The notice shall also specify the number of shares of Preferred Stock and the certificate numbers thereof which are to be redeemed. With respect to redemptions made pursuant to Section 3.4, 3.5 or 3.6(b), upon mailing any such notice of redemption the Corporation shall become obligated to redeem at the time of redemption specified therein all shares of Preferred Stock therein specified. In case less than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall be issued to the holder thereof without cost to such holder.

     3.10 RIGHTS AFTER REDEMPTION DATE. Provided that the Redemption Price is paid in full on the applicable Redemption Date, no share of Preferred Stock shall be entitled to any dividends accrued after its Redemption Date, and on such Redemption Date, except as otherwise provided herein or by law, all rights of the holder of such share of Preferred Stock as a stockholder of the Corporation, by reason of the ownership of such share, shall cease, except the right to receive the Redemption Price of such share upon presentation and surrender of the certificate representing such share, and such share shall not after such Redemption Date be deemed to be Outstanding.

     3.11 OTHER REDEMPTIONS. The Corporation shall neither redeem nor otherwise acquire any shares of any class of Preferred Stock except (i) as expressly authorized in this Certificate of

     Designations, or (ii) pursuant to any offer of redemption made to the holders of Preferred Stock of such class PRO RATA according to the shares held by them.

     3.12 DEPOSIT OF REDEMPTION PRICE. If on or before the date of redemption specified in any notice of redemption of any share of Preferred Stock, the Corporation shall irrevocably deposit the amount of the Redemption Price thereof with a bank or trust company having an office in the City of New York, designated in such notice of redemption, in trust for the benefit of the holder of such share of Preferred Stock, such share of Preferred Stock shall be deemed to have been redeemed on the date so specified, whether or not the certificate for such share shall be surrendered for redemption and canceled.

Section 4. CONVERSION OF PREFERRED STOCK.

     4.1  CONVERSION  PROCEDURES.

     (a) The Preferred Stock shall be convertible into shares of Common Stock, in accordance with the terms of this Section 4, at any time after the issuance of Common Stock upon such conversion are approved by the holders of outstanding Common Stock, in compliance with Rule 312.03 of the New York Stock Exchange Listed Company Manual (or such approval otherwise is not required). Notwithstanding anything to the contrary herein, conversion of the Preferred Stock shall not be permitted without such approval of the holders of Common Stock first being obtained (or the requirements of such Rule otherwise being satisfied).

     (b) A holder of shares of Preferred Stock may, at any time after the requirements of Section 4.1(a) are satisfied, convert pursuant to this Section 4 all or any part (in whole numbers of shares only) of the shares of Preferred Stock held by such holder into such number of fully paid and non-assessable whole shares of Common Stock as is obtained by multiplying the number of shares of Preferred Stock so to be converted by the Liquidation Value thereof and dividing the result by the Conversion Price then in effect. Such right as to any particular share shall terminate at the close of business on the day immediately prior to the date fixed for payment on the Preferred Stock upon any liquidation, dissolution, winding up or similar distribution of the Corporation.

     (c) Each conversion of Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Preferred Stock (a "CONVERSION NOTICE") stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates which notice shall also specify the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and as of such date (the "CONVERSION DATE") the rights of the holder of such Preferred Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (d) As soon as possible after the Conversion Date (and in no event more than 30 days after the Conversion Date), subject to Section 4.2(c), with respect to the certificate(s) specified in (i) and (ii) below, the Corporation shall deliver to the converting holder or, with respect to the certificate(s) specified in (i) below, as specified by such converting holder: (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the converting holder shall have specified; and
(ii) a certificate representing any shares of Preferred Stock which shall have been represented by the certificate or certificates which shall have been delivered to the Corporation in connection with such conversion but which shall not have been converted; and (iii) a payment of cash in an amount equal to the value of any fractional share of Common Stock that otherwise would be issuable in connection with the Preferred Stock converted.(iii) a payment of cash in an amount equal to the value of any fractional share of Common Stock that otherwise would be issuable in connection with the Preferred Stock converted.

     4.2 AUTHORIZATION AND ISSUANCE OF COMMON STOCK. The Corporation covenants and agrees that:

     (a) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuing upon the conversion of the Preferred Stock as provided in this Section 4, such number of shares of Common Stock as shall then be issuable upon the conversion of all Outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges. The Corporation will take all such action as may be necessary to assure that all shares of Common Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which any shares of Common Stock may be listed.

     (b) The Corporation will not take any action which results in any adjustment of the number of shares of Common Stock acquirable upon conversion of a share of Preferred Stock if after such action the total number of shares of Common Stock issuable upon conversion of the Preferred Stock then Outstanding, together with the total number of shares of Common Stock then Outstanding and the total number of shares of Common Stock reserved for any purpose other than issuance upon conversion of Common Stock, would exceed the total number of shares of Common Stock then authorized by the Corporation's Restated Certificate of Incorporation.

     (c) If any shares of Common Stock required to be reserved for purposes of conversions of shares of Preferred Stock under this Certificate of Designations require registration with, or approval of, any governmental authority under any federal or state law (other than any registration under the

     Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved for listing or listed on such domestic securities exchange, as the case may be.

     (d) The issuance of certificates for shares of Common Stock upon conversion of shares of the Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock converted.

     (e) The Corporation will not close its books against the transfer of any share of Preferred Stock or of any share of Common Stock issued or issuable upon the conversion of such shares in any manner which interferes with the timely conversion of such shares.

4.3  CONVERSION  PRICE.

     (a) The initial Conversion Price shall be seven dollars and twenty- five cents (7.25). In order to prevent dilution of the conversion rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.

     (b) If and whenever the Corporation shall issue or sell, or shall in accordance with Section 4.4 be deemed to have issued or sold, any shares of Common Stock for a consideration per share that is less than (a) the Adjustment Determination Price in effect immediately prior to the time of such issue or sale, or (b) 95 percent of the Market Price on the date of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall, subject to
Section 4.4, be reduced to the lower of the prices (calculated to the nearest 0.001) determined as follows: (x) by dividing (i) an amount equal to the sum of
(a) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale by
(ii) the total number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; and (y) by multiplying the Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus (ii) the consideration received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (iii) the total number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, multiplied by (iv) the Market Price immediately prior to such issue or sale.

     Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made in an amount less than 0.00l per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 0.00l per share or more.

     (c) As used in this Certificate of Designations, the "ADJUSTMENT DETERMINATION PRICE" means (i) five dollars and fifty cents (5.50), in the case of an issuance of Common Stock governed by Section 4.3(b) or Options governed by
Section 4.4(a), and (ii) the Conversion Price, in the case of an issuance of Convertible Securities governed by Section 4.4(b), or any other deemed issuance or sale of Common Stock under Section 4.4. The Adjustment Determination Price shall be deemed increased or reduced proportionately in connection with any increase or reduction of the Conversion Price pursuant to this Section 4. (d) Notwithstanding the provisions of this Section 4.3 and Section 4.4, no adjustment of the Conversion Price shall be required as a result of the sale or issuance of Common Stock, at prices less than the Adjustment Determination Price then in effect or 95 percent of the Market Price then in effect, (i) upon conversion of any of the Preferred Stock, or (ii) in connection with Excluded Securities.

     4.4 EFFECT OF CERTAIN EVENTS ON CONVERSION PRICE. For purposes of determining the adjusted Conversion Price under Section 4.3, the following shall be applicable:

     (a) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Adjustment Determination Price in effect immediately prior to the time of the granting of such Options (or less than 95 percent of the Market Price, determined as of the date of granting such Options, as the case may be), then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of grant of such Options) be deemed to be outstanding and to have been issued for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, except as otherwise provided in Section 4.4(c).

     (b) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Adjustment Determination Price in effect immediately prior to the time of such issue or sale (or less than 95 percent of the Market Price, determined as of the date of such issue or sale of such Convertible Securities, as the case may be), then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in Section 4.4(c), no adjustment of the Conversion Price shall be made upon the actual issue of such Common stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been made or are to be made pursuant to other provisions of this Section 4.4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

     (c) CHANGE IN OPTION OR CONVERSION PRICE. If the purchase price provided for in any Option referred to in Section 4.4(a), the additional consideration, if any, payable upon conversion or exchange of any Convertible Securities referred to in Section 4.4(a) or (b), or the rate at which any Convertible Securities referred to in Section 4.4(a) or (b) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in this Section 4.4 or in Sections 4.3 and 4.5), then the Conversion Price in effect at the time of such change shall forthwith be adjusted to the Conversion Price which would have been in effect at such time had such Option or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in Section 4.4(a), the additional consideration, if any, payable upon conversion or exchange of any Convertible Securities referred to in
Section 4.4(a) or (b), or the rate at which any Convertible Securities referred to in Section 4.4(a) or (b), are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution of the type set forth in this Section 4.4 or Sections 4.3 and 4.5, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or

     Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder would be reduced.

     (d) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities (without any exercise of such Option or right), the Conversion Price then in effect hereunder shall forthwith be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

     (e) CALCULATION OF CONSIDERATION RECEIVED. (i) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the aggregate proceeds payable to the Corporation therefor, prior to deduction of any expenses incurred and any underwriting commission or concessions paid or allowed by the Corporation in connection therewith. (ii) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of consideration other than cash received by the Corporation shall be deemed to be the fair value, determined in good faith by the Board of Directors. (iii) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration. (iv) In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value, determined in good faith by the Board of Directors, of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. (v) In the event of any consolidation or merger of the Corporation in which stock or other securities of any corporation are issued in exchange for Common Stock of the Corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price the determination of the number of shares of Common Stock receivable upon conversion of the Preferred Stock immediately prior to such merger, consolidation or sale, for purposes of Section 4.7, shall be made after giving effect to such adjustment of the Conversion Price. (vi) In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

     (f) RECORD DATE. For purposes of Sections 4.3 and 4.4, in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of granting of such right or subscription or purchase, as the case may be.

     4.5 SUBDIVISIONS AND COMBINATIONS. Except to the extent Section 4.4(e)(vi) above applies, in the event that the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision forthwith shall be proportionately reduced. Conversely, in the event the outstanding shares of one or more classes of the Common Stock shall be combined into a smaller number of shares (by reverse stock split or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     4.6 DIVIDENDS. In the event that the Corporation declares a dividend (other than a dividend payable in Common Stock, Options or Convertible Securities, or a cash dividend payable out of earnings or earned surplus) upon Common Stock, then at the option of the holders of a majority of the outstanding shares of Preferred Stock, (1) the Corporation shall pay over to each holder, on the dividend payment date, the cash, stock or other securities and other property which holder would have received if such holder had converted all of his or its shares of Preferred Stock into Common Stock and had been the record holder of such Common Stock on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined, or (2) the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal to the amount of such dividend payable per share of Common Stock, in the case of a cash dividend, or by the fair value of such dividend per share (as reasonably determined by the Board of Directors of the Corporation), in the case of any other dividend, such reduction to be effective on the date as of which a record is taken for purposes of such dividend, or if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend are determined, or (3) in the case of a dividend consisting of stock or securities (other than Common Stock, Options or Convertible Securities) or other property distributable to holders of Common Stock, the holder of Preferred Stock may elect that, in lieu of (1) or (2) above, lawful and adequate provisions shall be made (including without limitation any necessary reduction in the Conversion Price) whereby such holder of Preferred Stock shall thereafter have the right to purchase and/or receive, on the terms and conditions specified in this Certificate of Designations and in addition to the shares of Common Stock receivable immediately prior to the declaration of such dividend upon conversion of his or its shares of Preferred Stock, such shares of stock, securities or property as are distributable with respect to outstanding shares of Common Stock equal to the number of shares of Common Stock receivable immediately prior to such declaration upon conversion of his or its shares of Preferred Stock, to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon such conversion) shall thereafter be applicable, as nearly as may be, in relation to such shares of stock, securities or property. For the purposes of this Section 4.6, "DIVIDEND" shall mean any distribution to the holders of Common Stock as such, and a dividend shall be considered payable out of earnings or earned surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as reasonably determined by the Board of Directors of the Corporation.

     4.7 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with or into another corporation, or any sale of all or substantially all of the Corporation's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision (as determined reasonably and in good faith by the Board of Directors of the Corporation) shall be made whereby each of the holders of the Preferred Stock shall thereafter have the right to acquire and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore acquirable and receivable upon the conversion of such holder's shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such shares had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to such holder's rights and interests to the end that the provisions of this Section 4 (including without limitation provisions for adjustments of the Conversion Price and of the number of shares of Common Stock acquirable and receivable upon the exercise of the conversion rights granted in this Section 4) shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such holder's shares (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any consolidation, merger or sale, unless the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire or receive.

     4.8 NOTICE OF ADJUSTMENT. Immediately upon any adjustment of the Conversion Price, the Corporation shall send written notice thereof to all holders of Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock acquirable and receivable upon conversions of all shares of Preferred Stock held by each such holder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4.9 OTHER  ADJUSTMENT-RELATED  NOTICES.  In the event that at any time:

     (a) the Corporation shall declare a dividend (or any other distribution) upon its Common Stock payable otherwise than in cash out of earnings or earned surplus;

     (b) the Corporation shall offer for subscription pro rata to the holders of any class of its Common Stock any additional shares of stock of any class or other rights;

     (c) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

     (d) there shall be any voluntary or involuntary dissolution, liquidation, winding up or similar distribution of the Corporation; then, in connection with any such event, the Corporation shall give by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation: (i) at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution; and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution, at least 30 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of

Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution).

     4.10 CERTAIN EVENTS. If any event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid.

     4.11 DISPUTES. In the event that there is any dispute as to (a) the computation of the price or the number of shares of Common Stock required to be issued upon conversion of Preferred Stock, or (b) the computation of the Redemption Price under Section 3.5 or 3.7, in either case in which holders of 50 percent or more of the Preferred Stock shall join, the holders and the Corporation will retain an independent and nationally recognized accounting firm to conduct at the expense of the Corporation an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding upon the holders of the Preferred Stock and the Corporation. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association, ("AAA") upon application by the Corporation or any holder or holders of at least 50 percent of the outstanding Preferred Stock with notice to the others. If the price, number of shares of Common Stock or Redemption Price as determined by such accounting firm is five percent (5) or more higher or lower than the price, number of shares of Common Stock or Redemption Price computed by the Corporation, the expenses of such accounting firm and, if any, AICPA and AAA, shall be borne completely by the Corporation. In all other cases, they shall be borne by the disputing holders of Preferred Stock.Accountants ("AICPA") if willing, otherwise the American Arbitration Association, ("AAA") upon application by the Corporation or any holder or holders of at least 50 percent of the outstanding Preferred Stock with notice to the others. If the price, number of shares of Common Stock or Redemption Price as determined by such accounting firm is five percent (5) or more higher or lower than the price, number of shares of Common Stock or Redemption Price computed by the Corporation, the expenses of such accounting firm and, if any, AICPA and AAA, shall be borne completely by the Corporation. In all other cases, they shall be borne by the disputing holders of Preferred Stock.

     Section 5. PURCHASE RIGHTS. If at any time or from time to time the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (any "PURCHASE RIGHTS") pro rata to the record holders of Common Stock and such grant, issuance or sale does not result in an adjustment of the Conversion Price under Section 4.4, then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable and receivable (directly or upon subsequent conversion, assuming unrestricted convertibility) upon conversion immediately prior to the time or times at which the Corporation, granted issued or sold such Purchase Rights.

Section 6. VOTING RIGHTS OF PREFERRED STOCK.

     Except as otherwise provided by law, by agreement among the stockholders, or as otherwise provided in this Certificate of Designations, Preferred Stock shall entitle the holders thereof to no voting rights.

     Section 7. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing the aggregate number of shares represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares as shall be requested by the holder of the surrendered certificate, shall be substantially identical in form to the surrendered certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividends on the shares represented by the surrendered certificate.

     Section 8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of the Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is an institutional investor its own agreement of indemnity, without bond, shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate, and the shares represented by such new certificate shall be entitled, among other things, to receive all theretofore payable but unpaid dividends on the shares represented by the lost, stolen, destroyed or mutilated certificate.

     Section  9.  RESTRICTIONS  ON  CORPORATE  ACTION.  So long as the shares of
Common Stock receivable upon conversion of the Preferred Stock Outstanding represent at least five percent (5) of the Common Stock outstanding, determined on a fully-diluted basis, and in addition to any other approvals or consents required by law, without the prior affirmative vote or written consent of the holders of at least a majority of all shares of the Preferred Stock Outstanding at the time:

     (a) The Corporation shall not increase the number of shares of the Preferred Stock which the Corporation is authorized to issue, or issue additional shares of Preferred Stock except pursuant to Section 1.2(b).

     (b) Unless the dividend payment and redemption obligations of the Corporation with respect to the Preferred Stock have, at such time, been fully satisfied, the Corporation shall not declare or pay any dividend or make any other distribution on any Junior Securities other than dividends or distributions payable solely in Junior Securities, or purchase, redeem, or otherwise acquire for any consideration, or set aside as a sinking fund or other fund for the redemption or repurchase of any Junior Securities or any warrants, rights or options to purchase the same.

     (c) The Corporation shall not cause or permit any Corporate Change to occur.

     Section 10. CLOSING BOOKS. The Corporation will not close its books against the transfer of any share of Preferred Stock.

     Section 11. DEFINITIONS. As used in this Certificate of Designations the following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

     "BUSINESS DAY" means any day which is not a Saturday or a Sunday or a day on which banks are permitted to close in New York, New York.

     "COMMON STOCK" means the Common Stock, par value 0.0001 per share, of the Corporation, and any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution, winding up or similar distribution of the Corporation.

     "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time (exclusive of any shares of Common Stock owned or held by or for the account of the Corporation), plus (b) the number of shares of Common Stock into which Outstanding shares of Preferred Stock are convertible at such time, plus (c) the number of other shares of Common Stock deemed to be outstanding under Section 4 at such time.

     "CONVERSION PRICE" means seven dollars and twenty-five cents(7.25), as such price may be adjusted from time to time pursuant to the provisions of Section 4.

     "DIVIDEND PAYMENT DATE" means, with respect to Preferred Stock, the last day of March, June, September and December in each year (or if any such day is not a Business Day the immediately preceding Business Day).

     "EXCLUDED SECURITIES" means (a) Options or Convertible Securities issued and outstanding on the date of original issuance of the Preferred Stock, and Common Stock issued upon exercise or conversion thereof, (b) Common Stock, Options or Common Stock issued upon exercise of such Options, issued to employees of the Corporation or any of its Subsidiaries pursuant to the stock option plans or other incentive plans adopted by the Board of Directors and submitted for approval by the Corporation's stockholders at its 1996 annual meeting of stockholders, and (c) any Common Stock, Options, or Common Stock issued upon exercise of such Options, issued to employees of the Corporation or any of its Subsidiaries pursuant to the provisions of any other stock bonus or stock option or other incentive plan or plans subsequently adopted by the Board of Directors, except any Common Stock, Options, or Common Stock issued upon exercise of such Options, issued thereunder to Joseph J. Bianco.

     "GAAP" means generally-accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

     "JUNIOR SECURITY" means the Corporation's Common Stock and any other equity security of any kind which the Corporation or any Subsidiary shall at any time issue or be authorized to issue other than Preferred Stock.

     "LIQUIDATION VALUE" of any share of Preferred Stock as of any particular date means an amount equal to the sum of 100.00 dollars plus any accrued and unpaid dividends on such share of Preferred Stock.

     "MARKET PRICE" means as to any security the average of the closing prices of such security's sales on such day on all domestic exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day such security shall not be so listed or trading thereon or on such exchange shall be suspended, the closing price on such day of any such security traded on the NASDAQ System or, if no such closing price is available, (i) the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or (ii) if on such day such security shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in the case of (i) or (ii) averaged over a period of 21 business days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day (unless otherwise provided herein). If at any time such security is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair market value per share of Common Stock, which shall be reasonably determined by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

     "OUTSTANDING" when used with reference to shares of Preferred Stock as of any particular time shall mean shares thereof issued and outstanding at such time and shall not include any shares of Preferred Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with Section 7 or Section 8, but shall include only those shares represented by such new certificate.

     "PERSON" means and includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

     "REDEMPTION DATE" as to any share of Senior Preferred Stock means the date specified in the notice of redemption delivered pursuant to Section 3.9; PROVIDED that for purposes of Section 3.10, the Redemption Date shall be the date on which the applicable Redemption Price is actually paid to the holder of such share of Preferred Stock or deposited in trust for the benefit of such holder pursuant to Section 3.12.

     "REDEMPTION PRICE" as to any share of Preferred Stock means (a) for purposes of Section 3.5 or 3.7, the Redemption Price specified therein, and (b) in all other cases, the Liquidation Value of such share.

     "SUBSIDIARY" means any corporation at least 50 percent of the Voting Stock of every class of which is, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more Subsidiaries.

     "VOTING STOCK" means any shares of stock having general voting power in electing the board of directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency).

     Section 12.  MISCELLANEOUS.

     (a) The unenforceability or invalidity of any provision or provisions of this Certificate of Designations shall not render invalid or unenforceable any other provision or provisions herein contained.

     (b) Section and paragraph headings herein are for convenience only and shall not be construed as a part of this Certificate of Designations.

     (c) All notices to holders of Preferred Stock required or permitted hereunder shall be sent by overnight courier service, prepaid, addressed to each such holder at the address for such holder shown on the books of the Corporation.


     IN WITNESS WHEREOF, this Certificate has been signed on this 16th day of July, 1996, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

ALLIANCE ENTERTAINMENT CORP.

By:/s/Joseph J. Bianco
   -----------------------------
   Joseph J. Bianco, Chairman

ATTEST:

/s/Christopher J. Joyce
- -------------------------------
Christopher J. Joyce, Assistant Secretary

                                 EXHIBIT B
                                    to
                       Preferred Stock Purchase Agreement
                       among Alliance Entertainment Corp.
                        and the Purchasers named therein
                           REGISTRATION  RIGHTS

     1. DEFINITIONS. As used in this Exhibit B, the following terms shall have the following meanings:

     "BCI STOCKHOLDER" means BCI Growth IV, L.P. and any transferee of Shares originally owned by BCI Growth IV, L.P.

     "BT STOCKHOLDER" means BT Capital Partners, Inc. and any transferee of Shares originally owned by BT Capital Partners, Inc.

     "COMMON STOCK" means Common Stock, par value $0.0001 per share, of the Company, including without limitation the Conversion Shares.

     "CONVERSION SHARES" means shares of Common Stock issued or issuable upon conversion of Preferred Stock.

     "PREFERRED STOCK" means the Company's Series A Preferred Stock, par value $0.01 per share.

     "PRO RATA" means, with respect to the shares of Common Stock that a Registering Stockholder has requested be included in an underwritten public offering, but which are to be excluded from such offering as provided in this Exhibit B, the same proportion of the aggregate number of shares of Common Stock to be excluded from such offering as the aggregate number of shares of Common Stock held by such Registering Stockholder bears to the aggregate number of shares of Common Stock held by all Registering Stockholders whose shares are to be excluded.

     "PURCHASE AGREEMENT" means the Preferred Stock Purchase Agreement dated as of July ,1996, among the Company and the Purchasers named therein, to which this Exhibit B is attached.

     "REGISTRABLE SECURITIES" means, collectively, (i) Common Stock of the Company issued to Stockholders, including without limitation the Conversion Shares, and (ii) Common Stock issued or issuable by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise with respect to Registrable Securities. Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require the registration or qualification of such securities under the Securities Act or any similar state law then in effect.

     "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Exhibit B and the completion of transactions relating thereto including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, the fees and disbursements of the Company's independent public accountants, including the expenses of any special audits, reviews, compilations or other reports or information required by or incident to such performance and compliance, and any fees or expenses of counsel for the Company and of one special counsel to represent the holders on whose behalf Registrable Securities are being registered, but excluding (i) any allocation of the Company or selling Stockholder personnel or other general overhead expenses of the Company or of any selling Stockholder or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business, which shall be borne by the party incurring the expense in all cases, and (ii) any underwriting discounts and commissions with respect to such Registrable Securities, which shall be borne by the holder on whose behalf such Registrable Securities are being registered.

     "STOCKHOLDER" means a Purchaser or any other holder of Common Stock or Preferred Stock.

     Unless otherwise defined herein, capitalized terms used in this Exhibit B have the meanings assigned to them in the Purchase Agreement.

     2. REGISTRATION ON REQUEST. (a) Upon the written request of (i) BT Stockholders holding more than fifty percent (50%) of the Shares then held by all BT Stockholders, or (ii) BCI Stockholders holding at least one million (1,000,000) shares of Common Stock (in either such case, the "REQUESTING STOCKHOLDERS"), requesting that the Company effect the registration under the Securities Act of all or part of the Conversion Shares held by such Requesting Stockholders and specifying the intended method or methods of disposition of such Conversion Shares, the Company will promptly give written notice of such requested registration by registered or certified mail, return receipt requested, to all Stockholders and thereupon will use its best efforts to effect, at the earliest possible date, the registration, under the Securities Act, subject to Section 2(d), of (i) the Conversion Shares which the Company has been so requested to register by such Requesting Stockholders, for disposition as stated in such request, and (ii) all other Registrable Securities which the Company has been requested to register by Stockholders holding Registrable Securities (which Stockholders, together with the Requesting Stockholders, are referred to herein as "REGISTERING STOCKHOLDERS") by written request delivered to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered, PROVIDED that (A) if the Company shall have previously effected a registration of which notice has been given to all Stockholders holding Registrable Securities pursuant to Section 3, in which all BT Stockholders wishing to do so were permitted to sell all Registrable Securities they desired to sell, the Company shall not be required by any BT Stockholder to effect a registration pursuant to this Section 2 until a period of 90 days shall have elapsed from the effective date of the most recent such previous registration, and (B) the Company shall not be obligated to effect more than two (2) such registrations requested by BT Stockholders or one (1) such registration requested by BCI Stockholders. Each registration requested pursuant to this Section 2 shall be (i) effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which the Company is qualified to use), and (ii) if the Company is qualified and if agreed to in writing by the Requesting Stockholders, filed pursuant to Rule 415 under the Securities Act (or equivalent rule then in effect).

     (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities effected by the Company pursuant to this
Section 2.

     (c) The Company will not register securities for sale for the account of any Person other than (i) the Company, and (ii) holders of Registrable
Securities. The Company will not grant to any Person the right to request a registration of securities except pursuant to Section 2(a) and pursuant to the Stockholders Agreement. The Company may grant incidental rights to participate in registrations comparable to those granted in Section 3.

     (d) If the registration so requested by the Requesting Stockholders involves an underwritten offering of the securities so being registered, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Registering Stockholders have requested to register under Section 2(a)(i) or (ii) will cause the total number of securities to be distributed to exceed the number which can be sold in an orderly manner within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting the registration, then the Company will promptly furnish each Registering Stockholder a copy of the opinion of the managing underwriter, will register the shares of Common
Stock which the Registering Stockholders have requested pursuant to Section 2(a)(i) or (ii) in an amount not to exceed the maximum number of shares that the managing underwriter deems advisable and, to the extent necessary so that the aggregate number of shares to be registered does not exceed the maximum amount the managing underwriter deems advisable, will first reduce the number of shares that each Registering Stockholder, other than a Purchaser, has requested to register pursuant to Section 2(a)(ii), Pro Rata, and then, to the extent necessary, reduce the number of shares that each Purchaser has requested to register pursuant to Section 2(a)(i) or (ii), Pro Rata.

     (e) If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under this Section 2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution provisions to the effect and to the extent provided in Section 6.

     (f) If, at any time after requesting registration pursuant to Section 2(a) and prior to the effective date of the registration statement filed in connection with such registration request, any Requesting Stockholder shall determine for any reason not to register such Registrable Securities, such Requesting Stockholder may, at its election, give written notice of such determination to the Company. The Company shall then be relieved of its obligations to register any Registrable Securities in connection with such Requesting Stockholder's registration request (but not its obligation to pay the Registration Expenses in connection therewith as provided in Section 2(b)), without prejudice, however, to the rights pursuant to Section 2(a) of any other Registering Stockholders to request that such registration be effected.

     (g) In  connection  with the first  request  for  registration  pursuant to
Section 2(a), the Company may, within fifteen (15) days after its receipt of such request, give the Requesting Stockholders notice that it is the good faith intention of the Company to register securities under the Securities Act for sale for its own account. Thereafter, the provisions of Section 3 shall govern, and the Requesting Stockholders' registration request under Section 2(a) shall be deemed rescinded. The Requesting Stockholders shall again be entitled to request such registration under Section 2(a), but not sooner than the earliest of (i) ninety (90) days after the effective date of the Company's registration,
(ii) the Company's determination (of which the Company shall promptly notify the holders of Registrable Securities) not to proceed with its registration of securities, and (iii) the Company's failure to use best efforts to effect the registration of its securities.

     (h) In connection with any request for registration pursuant to Section 2(a), the Company may, on one occasion only, upon a good-faith determination by the Company's Board of Directors that such a registration would interfere with the completion of a proposed corporate transaction, notify the Requesting Stockholders that it intends to defer such registration for up to one hundred twenty (120) days. In such event the Requesting Stockholders may rescind their registration request, and shall again be entitled to request such registration under Section 2(a), but not sooner than the end of the period of deferral determined by the Company.

     3. INCIDENTAL REGISTRATIONS. (a) If, at any time, the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to the Company within thirty (30) days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, PROVIDED that:

     (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in Section 3(b)), without prejudice however to the rights of any Stockholders to request that such registration be effected as a registration under Section 2(a);

     (ii) if the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Stockholders have requested the Company to register in accordance with this Section 3(a) concurrently with the securities being distributed by such underwriters will cause the total number of securities to be distributed to exceed the number which can be sold in an orderly manner within a price range acceptable to the Company or the holders of the other securities to be distributed, as the case may be, then the Company will promptly furnish each such holder of Registrable Securities with a copy of such opinion and may deny, by written notice to each such holder accompanying such opinion, the registration of all or a specified portion of such Registrable Securities (in case of a denial as to a portion of such Registrable Securities, such portion to be allocated Pro Rata among such holders); and

     (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with dividend reinvestment plans or stock option or other employee benefit plans.

     (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

     4. REGISTRATION PROCEDURES. (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3, the Company will as expeditiously as possible: (i) prepare and promptly file with the Commission a registration statement with respect to such Registrable Securities (in any event, use its best efforts to file such registration statement within sixty
(60) days after the end of the period within which requests for registration may be delivered to the Company) and use its best efforts to cause such registration statement to become effective;

     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of nine (9) months after such registration statement becomes effective;

     (iii) furnish to each seller of such Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

     (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

     (v) furnish to each seller of Registrable Securities by means of such registration a signed counterpart, addressed to such seller, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement)and (B) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such seller may reasonably request;

     (vi) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or other securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (vii) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

     (viii) use its best efforts to list such securities in the NASDAQ System and each securities exchange on which the Common Stock of the Company is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and, if necessary, provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement.

     The Company may require each such holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

     (b) If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to a request made under Section
2), and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by any holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 3, to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters, PROVIDED that, for purposes of this sentence, reasonable efforts shall not require the Company to reduce the amount or sale price of such securities proposed to be so distributed. In all registrations under Section 2 or Section 3 hereof, the holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by underwriters shall be parties to any underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities.

     (c) Whenever a registration requested pursuant to Section 2 is for an underwritten offering, the holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter to administer the offering subject to the approval of the Company, such approval not to be unreasonably withheld. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company and approved by the holders of Registrable Securities requesting registration thereof, such approval not to be unreasonably withheld.

     (d) If any registration pursuant to Section 2 or 3 shall be made in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriters, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within the period of time between seven days prior to the effective date of such registration statement and one hundred twenty (120) days after the effective date of such registration statement.

     5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     6. INDEMNIFICATION; CONTRIBUTION. (a) In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2 or 3, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each officer and director of each underwriter, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings or investigations in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus (unless, with respect to the indemnification of the officers and directors of each underwriter and each other person participating as an underwriter, any such statement is corrected in a subsequent prospectus and the underwriters are given the opportunity to circulate the corrected prospectus to all persons receiving the preliminary prospectus), final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(z) any violation by the Company of any securities laws, and the Company will reimburse such holder and each such director, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any seller, director, officer, participating person or controlling person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in an instrument executed by or under the direction of such seller, director, officer, participating person or controlling person for use in the preparation thereof, which information was specifically stated to be for use in the registration statement, prospectus, offering circular or other document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to provide for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

     (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(a), that the Company shall have received an undertaking satisfactory to it from the prospective sellers of such securities and their underwriters, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such sellers or their underwriters specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such sellers.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6 except to the extent that the indemnifying party's rights are prejudiced, or liabilities and obligations under this Section 6 are increased, as a result of such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless
(i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other person represented by such counsel in such proceeding or the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without the written consent of such indemnifying party (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d)  Indemnification  and  contribution  similar to that  specified in this
Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     (e) The rights and obligations of the parties under this Section 6 shall survive any termination of the Purchase Agreement.

                                    EXHIBIT C


                              INDUCEMENT AGREEMENT



                                                July 16, 1996

BT Capital Partners, Inc.
130 Liberty Street, 25th Floor
New York, New York  10006

BCI Growth IV, L.P.
Glenpointe Centre West
Teaneck, New Jersey  07666-6883


Dear Sirs:

     This is in connection with the Preferred Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT"), between Alliance Entertainment Corp. (the "COMPANY") and the Purchasers named therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     Pursuant to the Purchase Agreement, BT Capital Partners, Inc. ("BTC") and BCI Growth, L.P. ("BCI") propose to purchase from the Company an aggregate of 422,500 shares of the Company's Series A Convertible Preferred Stock, par value
0.01 per share ("PREFERRED STOCK"), for an aggregate purchase price of Forty Two Million Two Hundred and Fifty

     Thousand Dollars. The Preferred Stock is convertible into shares of the Company's Common Stock, par value 0.0001 per share ("COMMON STOCK").

     The undersigned (the "MANAGEMENT STOCKHOLDER") is the Chairman and Chief Executive Officer of the Company, and owns or has the right to acquire under stock options at least 6,137,500 shares of its Common Stock. As a result, the Management Stockholder will obtain a valuable benefit from BTC's investment in the Preferred Stock. The Purchasers have informed the Management Stockholder that they are not willing to make such investment without the assurance that he will continue to have a substantial economic stake in the Company.

     In order to induce the Purchasers to purchase the Preferred Stock, the Management Stockholder hereby agrees with the Purchasers as follows:

     1. CONTINUED  OWNERSHIP.  The Management  Stockholder agrees with BTC that:
(a) Subject to paragraph 4(e) below, from and after the date hereof the Management Stockholder will continue to own, beneficially and of record, determined on a fully-diluted basis, taking into account options, warrants and convertible securities held by him as though exercised or converted, (i) until the Preferred Stock becomes convertible in accordance with Section 4.1(a) of the Certificate of Designations, at least 6,138,000 shares of Common Stock, and (ii) after the Preferred Stock becomes convertible in accordance with Section 4.1(a) of the Certificate of Designations, at least 4,910,000 shares of Common Stock. The numbers of shares set forth in this paragraph shall be appropriately adjusted to take into account stock dividends, stock splits, recapitalizations, exchanges or reorganizations of the Company's Common Stock.

     (b) Notwithstanding the foregoing, the Management Stockholder may (i) sell shares of Common Stock in an aggregate number sufficient to fund the $600,000 exercise price of options exercised by him prior to the date hereof in 1996, and
(ii) transfer shares of Common Stock pursuant any final order or decree of a court in any action or proceeding in which the Management Stockholder is a party.

2.  CO-SALE RIGHTS. The Management Stockholder agrees with the Purchasers that:

     (a) In the event that the Management Stockholder proposes to transfer shares of Common Stock in any transaction or series of related transactions in which Common Stock (or options therefor) having at least 50 percent of the voting power of all Common Stock outstanding is to be transferred (a "SALE OF CONTROL"), then the Management Stockholder (or his representative) shall deliver to each of the Purchasers a written notice (the "SALE NOTICE") to such effect, containing a description of the proposed transaction and the terms thereof. Upon delivery of the Sale Notice each Purchaser shall have the right to require the Management Stockholder to arrange for the sale to the proposed transferee(s) of a percentage of such Purchaser's shares of Common Stock equal to the percentage of the Management Stockholder's holdings of Common Stock (including options therefor) that the Management Stockholder desires to sell or transfer to the transferee(s), on terms and conditions at least as favorable to the Purchaser as the terms and conditions set out in the Sale Notice.

     (b) If the transferee(s) will not purchase all of the Common Stock which the Management Stockholder and each Purchaser desire to sell or transfer pursuant to this paragraph 2, then the number of shares which the Management Stockholder and each Purchaser shall be permitted to sell or transfer to such transferee(s) shall be the same proportion of the aggregate number of shares to be sold or transferred as the shares held by the Management Stockholder or the Purchaser bear to all shares held by the Management Stockholder and all of the Purchasers desiring to participate in the sale or transfer to the transferee(s). The sales or transfers by the Purchasers shall be for the same consideration and otherwise on the same terms and conditions as specified in the Sale Notice.

     (c) Each Purchaser may exercise its right under this paragraph 2 by written notice to the Management Stockholder given within ten (10) days after the date on which such Purchaser receives the Sale Notice.

3.  VOTING FOR DIRECTORS.

     (a) VOTING BY MANAGEMENT STOCKHOLDER. Subject to paragraph 4(e) below, at each meeting of the stockholders of the Company, and at such other times as may be reasonably required, the Management Stockholder shall vote all Shares of Common Stock held by him (or which he is otherwise entitled to vote) for, and shall otherwise exert reasonable best efforts to cause (i) the election of the directors of the Company designated by the Purchasers under Section 4.4 of the Purchase Agreement, and (ii) the approval of the conversion of Preferred Stock and the issuance of Common Stock pursuant to any such conversion, as contemplated by Section 4.7 of the Purchase Agreement.

     (b) PURCHASERS' PROXIES. Each of the Purchasers, severally, does hereby irrevocably constitute and appoint the Management Stockholder its true and lawful attorney, with full right of substitution, in its name, place and stead, to vote the Common Stock owned by such Purchaser or standing in its name, as such Purchaser's proxy, for the election of directors at any annual or special meeting of Stockholders of the Company, as fully and with like effect as such Purchaser might or could have done if personally present, hereby ratifying and confirming any vote that such attorney may cast for the election of directors in such Purchaser's name, place or stead. Notwithstanding the foregoing, within thirty (30) days after a Purchaser has been notified in writing of any annual or special election of directors (such notice including an accurate and complete identification of the directors to be elected), such Purchaser may revoke this proxy, for purposes of such election, by giving written notice of such revocation to the Management Stockholder. Except as provided in the preceding sentence, this proxy, being coupled with an interest, is irrevocable.

4.  GENERAL PROVISIONS.

     (a) SUCCESSORS AND ASSIGNS. The provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

     (b) EQUITABLE RELIEF. The parties agree that legal remedies may be inadequate to enforce the provisions of this agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this agreement.

     (c) GOVERNING LAW. This agreement shall be construed in accordance with and governed by the laws of the State of New York, except to the extent the general corporation law of the Company's state of incorporation is required to govern.

     (d)   COUNTERPARTS.   This  agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (e) TERMINATION. This agreement shall terminate at any time agreed upon in writing by the Management Stockholder and the holders of a majority of the shares of Preferred Stock held by the Purchasers, or if no Preferred stock is outstanding, a majority of the Common Stock held by the Purchasers. The obligations of the Management Stockholder under paragraph 1(a) of this agreement shall terminate at such time as either (i) BTC holds fewer than 2,900,000 shares of Common Stock (including for this purpose Conversion Shares obtainable upon conversion of Preferred Stock held by it), or (ii) the net proceeds of all sales of Common Stock by BTC completed after the date of this agreement are, in the aggregate, $75,000,000 or more. The obligations of the Management Stockholder under paragraph 3(a)(i) of this agreement shall terminate at such time as the covenants contained in the Purchase Agreement terminate pursuant to Section 8 of the Purchase Agreement.

     Please confirm our agreement on these matters by singing a copy of this letter in the space provided below.


Sincerely,

/s/Joseph J. Bianco
- ---------------------
Joseph J. Bianco

ACKNOWLEDGED AND
AGREED:

BT CAPITAL PARTNERS, INC.


By:   /s/Robert Marakovits
      ------------------------------------
         Title:

BCI GROWTH IV, L.P.


By:   /s/Stephen Eley
      -----------------------------------
         General Partner
         Managing Member

                                    EXHIBIT D

                                VOTING AGREEMENT



     THIS VOTING AGREEMENT, dated as of July 16, 1996 (this "Agreement"), is by and among the stockholders and option holders of Alliance Entertainment Corp., a Delaware corporation (the "COMPANY"), signing this Agreement at the end hereof (collectively, the "STOCKHOLDERS", and individually, a "STOCKHOLDER").

     WHEREAS, each Stockholder is the record and beneficial owner of that number of shares of Common Stock, par value $.0001 per share ("COMMON STOCK"), of the Company, set forth opposite such Stockholder's name on EXHIBIT A attached hereto; and

     WHEREAS, pursuant to a Preferred Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT"), between the Company and the Purchasers named therein (the "PURCHASERS"), the Company has agreed to issue and sell to the Purchasers 422,500 shares of its Series A Convertible Preferred Stock, par value $0.01 per share ("PREFERRED STOCK"); and

     WHEREAS, the Purchase Agreement requires the Company to use its best efforts to obtain the approval of its stockholders with respect to the conversion rights of the Preferred Stock, at the next regular or special meeting of the stockholders of the Company (the "MEETING");

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Stockholders hereby agree as follows:

     1. VOTING OF SHARES BY STOCKHOLDERS. Each Stockholder agrees to vote all of the shares of Common Stock and which are now or hereafter owned by such Stockholder, beneficially or of record, or which he or it otherwise is entitled to vote, including without limitation those shares identified on EXHIBIT A attached hereto, at the Meeting or at any other special or annual meeting of the stockholders of the Company, or by any written consent, whereat or whereby the same are considered for approval by the stockholders of the Company, for (a) the approval of the conversion rights of the Preferred Stock, as set forth in the Certificate of Designations attached to the Purchase Agreement, and (b) the approval of the Company's issuance of Common Stock pursuant to any Purchaser's exercise of any such conversion rights.

     2. CHANGES IN COMMON STOCK. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the stockholders of the Company pursuant to a plan of merger) are issued on, or in exchange for, any of the shares of the Common Stock or Preferred Stock held by the Stockholders by reason of any stock divided, stock split, consolidation of shares, reclassification, or consolidation involving the Company, such shares or securities shall be deemed to be Common Stock for purposes of this Agreement.

     3. REPRESENTATIONS OF STOCKHOLDERS. Each Stockholder hereby represents and warrants that such Stockholder (i) owns and has the right to vote the number of shares of the Common Stock set forth opposite his or its name on EXHIBIT A attached hereto, (ii) has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement that would conflict with the purposes or provisions of this Agreement, and (iii) will not take any action inconsistent with the purposes and provisions of this Agreement.

     4. ENFORCEABILITY. Each Stockholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto.

     5. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns. This Agreement shall also inure to the benefit of the Purchasers and shall be fully enforceable by each of them as though they were parties hereto.

     6. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York.

     7.   COUNTERPARTS.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8. NOTIFICATIONS. Each of the parties agrees to notify the others promptly of to any matter which could reasonably be expected to give rise to a filing or other requirement by such other parties under applicable Federal or state securities laws.

     IN WITNESS WHEREOF, the Stockholders have executed this Agreement as of the date first above written.

BT CAPITAL PARTNERS, INC.


By:   /s/Robert Marakovits
      -----------------------------------
      Title:

BCI GROWTH III, L.P.

By:  /s/Stephen Eley
     ------------------------------------
     General Partner

BCI GROWTH IV, L.P.
By: Glenpointe Associates, LLC

By:   /s/Stephen Eley
      -----------------------------------
      General Partner

BAIN CAPITAL, INC.


By:   /s/ Robert C. Gay
      ----------------------------------
      Title:
/s/Joseph J. Bianco                       /s/Joseph J. Bianco
- --------------------------------------   --------------------------------------
Joseph  J.  Bianco                              Joseph  J.  Bianco
                                                 Attorney-in-fact
/s/Peter Kaufmann                                and proxy for
- --------------------------------------           Alan Shapiro
    Peter Kaufmann                               Laurence Berstein
                                                 Barry L. Goldin
/s/R. Tobias Knobel                             Anil K. Narang
- --------------------------------------           Jerry Bassin
    R. Tobias Knobel

/s/John H. Friedman                      /s/Elliot B. Newman
- ---------------------------------------  --------------------------------------
    John H. Friedman                             Elliot B. Newman

/s/Robert O. Marx                        /s/Terence Shand
- ---------------------------------------  --------------------------------------
    Robert O. Marx                                Terence Shand